EXHIBIT 2.2
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                            ASSET PURCHASE AGREEMENT
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         THIS ASSET PURCHASE AGREEMENT ("Agreement") is entered into as of July
14, 2000 by and between MRI MEDICAL DIAGNOSTICS, INC., a Colorado corporation ("Buyer"), and MORTGAGE CAPITAL RESOURCE CORPORATION, a California corporation ("Seller").

                                 R E C I T A L S
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         A. Buyer has entered into a Securities Purchase Agreement and Plan of
Reorganization ("HomeZipR Agreement") of even date herewith with HomeZipR.com Corp., a Delaware corporation ("HomeZipR"), pursuant to which Buyer shall acquire all of the outstanding capital stock of HomeZipR (referred to herein as the "HomeZipR Transaction").

         B. Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the Assets (as defined in Section 1) concurrent with the closing of the HomeZipR Transaction, subject to and upon the terms and conditions hereinafter set forth.

                                A G R E E M E N T
                                -----------------

         It is agreed as follows:

1. SALE AND PURCHASE OF ASSETS. Subject to and upon the terms and conditions set forth herein, Seller agrees to sell, assign, convey, transfer and deliver ("Transfer") to Buyer and Buyer agrees to purchase from Seller, on the Closing Date (as defined in Section 2), the following assets ("Assets"):

                  (a) Furniture and equipment identified and described in the schedule ("Schedule of Furniture and Equipment") attached as Schedule 1 hereto ("Furniture and Equipment");

                  (b) Leases identified and described in the schedule ("Schedule of Leases") attached as Schedule 2 hereto ("Leases");

                  (c) Lease deposits identified and described in the schedule ("Schedule of Lease Deposits") attached as
                           Schedule 3 hereto ("Deposits");

                  (d) Mortgage loans in process identified and described in the schedule ("Schedule of Mortgage Loans") attached hereto as Schedule 4 and all other mortgage loans initiated by Seller and for which no commitments have been made for funding, as of the Closing Date (collectively, "Mortgage Loans"); and

                  (e) All business operations ("Business") conducted from the Seller's call center located in Atlanta, Georgia.

2. CLOSING. The closing ("Closing") of the sale and purchase of the Assets and the other transactions contemplated by this Agreement shall take place at the offices of Oppenheimer Wolff & Donnelly LLP, located at 500 Newport Center Drive, Suite 700, Newport Beach, California 92660, at 2:00 P.M., local time, on July 18, 2000 ("Closing Date"), or at such other time and place as the parties may mutually agree to in writing.

3. CONSIDERATION. In consideration of the Assets to be transferred by Seller, Buyer shall issue to Seller 320,463 shares ("Shares") of Buyer's Series A Preferred Stock with an agreed value of $1,922,778.00.

         3.1. SERIES A PREFERRED STOCK. Prior to Closing, Buyer shall take the appropriate steps, including the filing of a Certificate of Amendment to its Articles of Incorporation or similar instrument in substantially the form attached hereto as Exhibit A with the Secretary of State of Colorado, to create the Series A Preferred Stock with the terms set forth therein. Buyer shall deliver to Seller on the Closing Date original certificates evidencing the Shares, in form and substance satisfactory to Seller, in order to effectively vest in Seller all right, title and interest in and to the Shares. From time to time after the Closing Date, and without further consideration, Buyer will execute and deliver such other instruments and take such other actions as Seller may reasonably request in order to facilitate the issuance to them of the Shares.

         3.2. INSTRUMENTS OF TRANSFER, ETC. Seller shall deliver to Buyer on the Closing Date and thereafter upon Buyer's request such bills of sale, assignments and other good and sufficient instruments of transfer, in form and substance satisfactory to Buyer, as are necessary to effectively transfer all of Seller's right, title and interest in the Assets to Buyer. From time to time after the Closing Date, and without further consideration, Seller shall execute, acknowledge and deliver to Buyer any further documents, assurances or other matters, and will take any other action consistent with the terms of this Agreement, that may reasonably be requested by Buyer and as are necessary or desirable to carry out the purpose of this Agreement.

         3.3. ALLOCATION OF PURCHASE PRICE. The parties agree that the consideration paid by Buyer at the Closing shall be allocated among the Assets set forth in subparagraphs (a) through (d) of
                  Section 1, as follows: One Million Two Thousand Two Hundred Sixty-Nine Dollars ($1,002,269) shall be allocated towards the purchase of the Furniture and Equipment; Two Hundred Seventy-Six Thousand Five Hundred Sixty-Six Dollars ($276,566) shall be allocated towards the purchase of the Leases; Fifty-Two Thousand Six Hundred Twenty-Nine Dollars ($52,629) shall be allocated towards the purchase of the Lease Deposits; and Five Hundred Ninety-One Thousand Three Hundred Fourteen Dollars ($591,314) shall be allocated towards the purchase of the Mortgage Loans.

         3.4. ASSUMPTION OF CERTAIN OBLIGATIONS. Buyer shall assume those liabilities of Seller expressly set forth in the written contractual obligations included in the leases and mortgage loans set forth in Schedules 2 and 4 attached hereto ("Assumed Liabilities"). With the exception of the Assumed Liabilities, Buyer is not assuming any liabilities or indebtedness of Seller in connection with the transactions contemplated hereby and shall have no liability for any such liabilities or indebtedness by reason of this Agreement or the transactions contemplated hereby.

4. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents, warrants and covenants to Buyer as of the date hereof and as of the Closing Date as follows:

         4.1. CORPORATE ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

         4.2. CORPORATE POWER AND AUTHORITY. Seller has all requisite corporate power and authority to enter into and to carry out all of the terms of this Agreement and all other documents executed and delivered in connection herewith, including, but not limited to, those instruments of transfer described in
                  Section 3.2 of this Agreement (collectively "Documents"). All corporate action on the part of Seller, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of the Documents by Seller has been taken and no further corporate or other authorization on the part of Seller is required to consummate the transactions provided for in the Documents. When executed and delivered by Seller, the Documents shall constitute the valid and legally binding obligations of Seller enforceable in accordance with their respective terms. Neither the execution, delivery nor performance of the Documents by Seller shall (i) violate or result in a breach of any provisions of Seller's articles of incorporation or bylaws, (ii) constitute a default or result in a breach of any contract or agreement to which Seller is a party or its assets or properties are bound, (iii) violate any order, writ, injunction, decree, judgment or other restriction of any court, administrative agency or governmental body, or (iv) subject to the receipt of all consents contemplated by Section 4.8, violate any statute, rule or regulation administered or promulgated by the California Department of Real Estate, the Federal National Mortgage Association, the Government National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Federal Housing Administration or the Veterans Administration (collectively, the "Agencies").

         4.3. TITLE TO ASSETS. Seller has and will transfer to Buyer good and marketable title to the Assets, free and clear of all mortgages, pledges, security interests, liens, claims, charges, restrictions and encumbrances except for the Assumed Liabilities.

         4.4. FURNITURE AND EQUIPMENT. Each of the items of Furniture and Equipment set forth on the Schedule of Furniture and Equipment are suitable for the purpose or purposes for which it is being used and is in such good and proper condition and repair as to permit the continued use by Buyer in accordance with its intended purpose. The consideration allocated to the Furniture and Equipment pursuant to Section 3.3 represents the historical cost of the Furniture and Equipment less depreciation through the Closing Date calculated on a straight line method over the estimated useful life of the assets.

         4.5. LEASES. All of the Leases set forth in the Schedule of Leases are in full force and effect, and binding and enforceable in accordance with their respective terms. Seller is not in default under any of the Leases nor has there occurred any event or condition which, with the passage of time or giving of notice, would constitute a default by Seller under any Lease. To Seller's best knowledge, the other parties to the Leases have not defaulted under any Lease nor has there occurred any event or condition which, with the passage of time or giving of notice, would constitute a default by the other party to any Lease. Seller has not received from any other party to any Lease any claim of default by Seller or any notice that the other party intends to cancel or terminate the Lease.

         4.6. MORTGAGE LOANS. All of the Mortgage Loans represent loans in process for which neither Seller nor, to its knowledge, any agent or broker acting on its behalf has entered into any commitments or agreements.

         4.7. NO GOVERNMENTAL OR OTHER PROCEEDING OR LITIGATION. No order of any court or administrative agency is in effect which restrains or prohibits the transactions contemplated hereby, and no suit, action, investigation, inquiry or proceeding by any governmental body or other person, or legal or administrative proceeding has been instituted or threatened which questions the validity or legality of the transactions contemplated hereby. There are no actions or proceedings pending or threatened arising out of or related to the Assets. There is no voluntary action or proceeding affecting the Assets pending or the commencement of which is contemplated by Seller.

         4.8. APPROVALS AND CONSENTS. Except for certain investor and agency notices and consents which shall be delivered or obtained prior to the Closing, there are no permits, consents or approvals of public authorities, federal, state or local, or of any third party necessary for the consummation of the transactions contemplated hereby.

         4.9. TAX MATTERS. Seller has duly filed all federal, state, local and foreign tax returns and tax reports required to be filed, and all such returns and reports are true and correct. All federal, state, county, local or other taxes, including without limitation, all income taxes, corporate franchise taxes, property and ad valorem taxes, sales and use taxes and license and payroll taxes, and all assessments, or deficiencies and fees, interest, penalties or other governmental charges relating thereto (collectively "Taxes"), which are now due and payable by Seller have been paid. Seller has no liability for any accrued, unpaid or deferred Taxes that would be material in amount, and Seller has sufficient working capital to provide for and will pay when due all such accrued, unpaid or deferred Taxes. No examination is pending by the Internal Revenue Service ("Service") or any other taxing authority with respect to any of the tax returns or tax reports of Seller. To the best knowledge of Seller, no state of facts exists or has existed which would constitute grounds for the assessment of any liability for Taxes with respect to any taxable period. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return or report for any taxable period. Seller shall pay when due any and all Taxes, including, without limitation, sales or use taxes, arising out of this Agreement or the consummation of the transactions contemplated hereby.

         4.10. OTHER INFORMATION. No portion of this Agreement, any Schedule or Exhibit attached hereto or any other Document furnished or to be furnished by Seller or any of its authorized representatives to Buyer or any of its authorized representatives is false or misleading or omits to state a fact required to be stated therein in order to make any of the statements therein not misleading in light of the circumstances under which they were made. There is no fact known to Seller which adversely affects or in the future is likely to adversely affect the Assets which has not been described or set forth or referred to in this Agreement, any Schedule or Exhibit hereto or any other Document.

         4.11. INVESTMENT AND RELATED REPRESENTATIONS. Seller is aware that neither the Shares nor the offer or sale thereof to Seller has been registered under the Securities Act of 1933, as amended ("Act"), or under any state securities law. Seller understands that the Shares will be characterized as "restricted" securities under federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. Seller agrees that Seller will not sell all or any portion of the Shares except pursuant to registration under the Act or pursuant to an available exemption from registration under the Act. Seller understands and acknowledges that all certificates representing the Shares shall bear the following legend or a legend of similar import and that Buyer shall refuse to transfer the Shares except in accordance with such restrictions:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER CERTAIN STATE SECURITIES LAWS. NO SALE OR TRANSFER OF THESE SHARES MAY BE MADE IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (2) AN OPINION OF COUNSEL THAT REGISTRATION UNDER THE ACT OR UNDER APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED SALE OR TRANSFER."

5. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents, warrants and covenants to and with Seller as follows. As used herein, the term "Buyer Disclosure Schedule" shall refer to the Buyer Disclosure Schedule attached as Schedule 5 hereto. Except as set forth in the Buyer Disclosure Schedule:

         5.1. ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado and has full corporate power and authority to enter into and perform its obligations under this Agreement.

         5.2. CAPITALIZATION. The authorized capital stock of Buyer consists of 50,000,000 shares of Common Stock, no par value, of which 16,023,157 shares of Common Stock are issued and outstanding, and 10,000,000 shares of preferred stock, 5,500,000 of which are designated as Series A Preferred Stock, none of which are currently outstanding. All outstanding shares of Buyer's Common Stock were offered and sold in compliance with applicable state and federal securities laws, have been duly authorized and validly issued, and are fully paid, nonassessable, and free of any preemptive rights. There are no warrants, options, subscriptions, calls, other similar rights to purchase any of Buyer's capital stock, and there are no voting, pooling or voting trust agreements, arrangements or contracts by and among Buyer, its shareholders, or any of them.

         5.3. VALIDITY OF TRANSACTIONS. (i) This Agreement, and each document executed and delivered by Buyer in connection with the transactions contemplated by this Agreement, and the performance of the transactions contemplated therein have been duly authorized by the directors of Buyer, have been duly executed and delivered by Buyer and is each the valid and legally binding obligation of Buyer, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency reorganization and moratorium laws and other laws affecting enforcement of creditor's rights generally and by general principles of equity; (ii) Buyer Shares issuable hereunder, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable; and (iii) Buyer Shares will be free of any liens or encumbrances, except for any restrictions imposed by federal or state securities laws.

         5.4. NO CONFLICT. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with, or result in a breach of any term or provision of, or constitute a default under or result in a violation of (i) the Articles of Incorporation or Bylaws of Buyer, as amended, (ii) any agreement, contract, lease, license or instrument to which Buyer is a party or by which Buyer or any of its properties or assets are bound, or (iii) any judgment, decree, order, or writ by which Buyer is bound or to which it or any of its properties or assets are subject.

         5.5. APPROVALS AND CONSENTS. There are no permits, consents, mandates or approvals of public authorities, either federal, state or local, or of any third party necessary for Buyer's consummation of the transactions contemplated hereby.

         5.6. SEC REPORTS. Buyer has delivered to Seller its Annual Report on Form 10-K for the year ending March 31, 2000 (the "SEC Reports"). The information in the SEC Reports is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5.7. LITIGATION. There are no suits or proceedings (including without limitation, proceedings by or before any arbitrator, government commission, board, bureau or other administrative agency) pending or, to the knowledge of Buyer, threatened against or affecting Buyer, the officers or directors of Buyer or any of their respective affiliates or which questions or threatens the validity of this Agreement or any action to be taken in connection therewith, and neither Buyer nor any of its assets is subject to or in default with respect to any order, writ, injunction or decree of any federal, state, local or other governmental department. Buyer has not commenced and does not currently intend to commence any legal proceedings against any other person or entity.

         5.8. TAXES. All federal income tax returns and state and local income tax returns for Buyer have been filed as required by law. All taxes as shown on such returns or on any assessment received subsequent to the filing of such returns have been paid, and there are no pending assessments or adjustments or any income tax payable for which reserves, which are reasonably believed by Buyer to be adequate for the payment of any additional taxes that may come due, have not been established. All other taxes imposed by any government authority on Buyer have been paid and any reports or returns due in connection therewith have been filed. No outstanding claim for assessment or collection of taxes has been asserted against Buyer and there are no pending, or to the knowledge of Buyer, threatened tax audits, examinations or claims.

         5.9. NO DEFAULTS. No material default (or event which, with the passage of time or the giving of notice, or both, would become a material default) exists or is alleged to exist with respect to the performance of any obligation either of Buyer under the terms of any indenture, license, mortgage, deed of trust, lease, note, guaranty, joint venture agreement, operating agreement, partnership agreement, or other contract or instrument to which Buyer is a party or any of its assets are subject, or by which it is otherwise bound, and, to the best knowledge of Buyer, no such default or event exists or is alleged to exist with respect to the performance of any obligation of any party thereto.

         5.10. CORPORATE DOCUMENTS. Buyer has furnished to Seller true and complete copies of the Articles of Incorporation and Bylaws of Buyer certified by its secretary and copies of the resolutions adopted by Buyer's Board of Directors authorizing and approving this Agreement and the transactions contemplated hereby. Buyer has made available to Seller and their representatives all corporate minute books of Buyer, and such minute books contain complete and accurate records of the proceedings of Buyer's shareholders and directors.

         5.11. CONTRACTS AND OTHER COMMITMENTS. Buyer does not have and is not bound by any contract, agreement, lease, commitment or proposed transaction, judgment, order, writ or decree, written or oral, absolute or contingent.

         5.12. COMPLIANCE WITH LAWS. Buyer has complied in all material respects with all laws, regulations and orders affecting its business and operations and is not in default under or in violation of any provision of any federal, state or local rule, regulation or law, including without limitation, any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

         5.13. NO ASSETS OR LIABILITIES. Except as set forth in the SEC Reports, Buyer represents and warrants that it does not have any assets, liabilities or operations.

         5.14. ABSENCE OF CERTAIN CHANGES. Since the date of Buyer's financial statements which are included in its Form 10-K for the year ended March 31, 2000, there has not been any Material Adverse Change. For the purposes hereof, "Material Adverse Change" means any event, circumstance, condition, development or occurrence causing, resulting in, having or that could reasonably be expected to have, a material adverse effect on the business, assets or financial condition of Buyer.

         5.15. BROKERS AND FINDERS. Buyer not dealt with any broker or finder in connection with the transactions contemplated hereby. Buyer has not incurred, nor shall it incur, directly or indirectly, any liability for any brokerage or finders' fees, agent commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         5.16. INTERCOMPANY AND AFFILIATE TRANSACTIONS; INSIDER INTERESTS. There are, and during the last two years there have been, no transactions, agreements or arrangements of any kind, direct or indirect, between Buyer and any director, officer, employee, stockholder, or affiliate of Buyer, including, without limitation, loans, guarantees or pledges to, by or for Buyer or from, to, by or for any of such persons, that are currently in effect.

         5.17. ACCURACY OF INFORMATION. None of the representations or warranties or information provided and to be provided by Buyer to Seller this Agreement, or any schedules or exhibits hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state any material facts necessary in order to make the statements and facts contained herein or therein not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to Seller pursuant hereto were or will be complete and accurate records of such documents.

6.       CERTAIN ADDITIONAL UNDERSTANDINGS AND AGREEMENTS.

         6.1.     SELLER'S REGISTRATION RIGHTS.

                  6.1.1. CERTAIN DEFINITIONS. As used in this Section 6.1, the following definitions shall apply:

                           "ACT" means the Securities Act of 1933, as amended.

                           "COMMISSION" means the Securities and Exchange
Commission or any other federal agency at the time administering the Act.

                           "EFFECTIVE DATE" means the date on which the
registration statement relating to the Registrable Securities is declared effective by the Commission.

                           "HOLDER" means any holder of outstanding Registrable
Securities.

                           "REGISTERED SHARES" means the registered Registrable
Securities.

                           "REGISTRABLE SECURITIES" means the each of the
following: (a) the Shares, and (b) any Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares, provided, however, that Registrable Securities shall not include any Shares or other securities which have previously been registered and sold to the public.

                           "REGISTRATION EXPENSES" means all expenses incurred
by Buyer in complying with Section 6.1.2 hereof including, without limitation, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for Buyer, blue sky fees and expenses, and the expense of any special audits incident to or required in connection with any such registration. Registration Expenses shall not include selling commissions, discounts or other compensation paid to underwriters or other agents or brokers to effect the sale of any Registrable Securities.

                           The terms "REGISTER," "REGISTERED" and "REGISTRATION"
refer to a registration effected by preparing and filing a registration statement in compliance with the Act (and any post-effective amendments filed in connection therewith), and the declaration of the effectiveness of such registration statement.

                           "SELL" means sell, contract to sell, or make any
other disposition of, other than for estate planning purposes, or grant any purchase option for the sale of, any of the Registrable Securities, except for bona fide gifts to persons who agree to the terms set forth in this Section 6.1.

                  6.1.2.   REGISTRATION. Buyer shall:

                           (a) As soon as is reasonably practicable following the Closing, file with the Commission a registration statement on an appropriate form, including the Registrable Securities among the securities being registered pursuant to such registration statement. Buyer shall thereafter use its reasonable best efforts to cause such registration statement to become effective as soon as reasonably possible. Such registration statement shall cover the resale of the Registrable Securities. Buyer will promptly notify the Holder regarding
                                    (i) the filing of such registration
                                    statement and all amendments thereto, (ii) the effectiveness of such registration statement and any post-effective amendments thereto, (iii) the occurrence of any event or condition that causes the prospectus that is part of such registration statement no longer to comply with the requirements of the Act, and (iv) any request by the Commission for any amendment or supplement to such registration statement or any prospectus relating thereto;

                           (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Act with respect to the resale of the Registrable Securities, including such amendments and supplements as may be necessary to reflect the intended method of disposition of the Holder, but for no longer than 365 days after the Closing Date.

                           (c) Furnish to each Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as such Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities by such Holder;

                           (d) Use its best efforts to register or qualify the Registrable Securities under such securities or blue sky laws of any state as a Holder may reasonably request, and do any and all other acts which may be reasonably necessary or advisable to enable such Holder to dispose of Registrable Securities in such jurisdictions;

                           (e) Use its best efforts to comply with all applicable rules and regulations of the Commission, including without limitation the rules and regulations relating to the periodic reporting requirements under the Securities Exchange Act of 1934, as amended; and

                  6.1.3. EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with the registration, qualification or compliance pursuant to Section 6.1 hereof shall be borne by Buyer.

                  6.1.4. INDEMNIFICATION. In the event that any of the Registrable Securities are included in a registration statement under this Section 1:

                           (a) The Company will indemnify each Holder, each of its officers and directors and partners and each person controlling such Holder within the meaning of Section 15 of the Act, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or any violation by Buyer of any rule or regulation promulgated under the Act applicable to Buyer in connection with any such registration, qualification or compliance, and Buyer will reimburse the Holder, each of its officers and directors and partners and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that Buyer will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Buyer by such Holder or underwriter for use therein.

                           (b) Each Holder will indemnify Buyer, each of its directors and officers, its legal counsel and independent accountants, each underwriter, if any, of Buyer's securities covered by such registration statement, each person who controls Buyer or such underwriter within the meaning of Section 15 of the Act, and each other selling shareholder, each of its officers and directors and partners and each person controlling such selling shareholder within the meaning of Section 15 of the Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and to reimburse Buyer, such holders, such directors, officers, counsel, accountants, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Buyer by the Holder specifically for use therein.

                           (c) Each party entitled to indemnification under this Section 6.1.4 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, provided, that any failure to so notify an Indemnifying Party shall not relieve such party from any liability under this Section
                                    6.1.4 to the extent it is not materially prejudiced as a result thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party, provided that in such event the Indemnifying Party shall not be responsible for the fees of more than one counsel to the Indemnified Parties). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld.

                  6.1.5.   CONTRIBUTION.

                           (a)      If the indemnification provided for in
                                    Section 6.1.4 hereof is for any reason
                                    unavailable to or insufficient to hold
                                    harmless an Indemnified Party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each Indemnifying Party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Holder on the one hand and

                                    Buyer on the other hand from the offer and sale of the Registered Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Holder on the one hand and of Buyer on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                           (b) The relative fault of Buyer on the one hand and the Holder on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by Buyer or by the Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                           (c) The Company and the Holder agree that it would not be just and equitable if a contribution pursuant to this Section 6.1.5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Section 6.1.5 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                  6.1.6. INFORMATION BY HOLDER. Each Holder of Registrable Securities shall furnish to Buyer such information regarding such Holder, such Holder's Registrable Securities and such Holder's intended method of disposition as Buyer may from time to time reasonably request; provided that such information shall be used only in connection with such registration.

                           (a)      DUTY TO UPDATE. If the registration
                                    statement covering the Registrable
                                    Securities refers to any Holder by name or otherwise as the Holder of any securities of Buyer, then such Holder shall promptly (i) notify Buyer and its counsel of the existence of any fact of which such Holder becomes aware and the happening of any event which relates to Holder or the distribution of the securities owned by such Holder which results in the registration statement containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading, or the prospectus included in such registration statement containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein, in light of the circumstances under which they were made, not misleading, and (ii) provide to Buyer such information which relates to Holder or the distribution of the securities owned by such Holder as shall be necessary to enable Buyer to prepare a supplement or post-effective amendment to such registration statement or related prospectus or any document incorporated therein by reference or file any other documents required so that such registration statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  6.1.7. NOTICE TO DISCONTINUE. Each holder of Registrable Securities agrees that, upon receipt of any notice from Buyer of the happening of any of the following:

                           (i) receipt by Buyer of any request by the Commission
or any other federal, or state governmental authority for post-effective amendments or supplements to a registration statement or related prospectus covering the Registrable Securities, or for additional information relating thereto;

                           (ii) any issuance by the Commission of any stop order
suspending the effectiveness of a registration statement covering the Registrable Securities or the initiation of any proceedings for that purpose;

                           (iii) the receipt by Buyer of any notification with
respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; or

                           (iv) the happening of any event that makes any
statement made in any registration statement covering the Registrable Securities or prospectus relating thereto or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt from Buyer of copies of a supplemented or amended prospectus and, if so directed by Buyer, such Holder shall deliver to Buyer (at Buyer's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If Buyer shall give any such notice, Buyer shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days in excess of ten (10) business days during the period from and including the date of the giving of such notice pursuant to Section __ (e) to and including the date when the Holder shall have received the copies of the supplemented or amended prospectus.

                  6.1.8. SELECTION OF UNDERWRITERS. In the event that any Holder elects to engage an underwriter in connection with the sale of any Registered Securities, the selection of such underwriter shall be subject to the prior approval of Buyer, in its sole discretion, provided, however, that such approval shall not be unreasonably withheld.

                  6.1.9. RULE 144. The Company covenants that, for the two years following the Closing Date, it shall (a) file any reports required to be filed by it under the Securities Exchange Act of 1934 and the rules and regulations adopted by the Commission thereunder; (b) make and keep public information available as those terms are understood and defined in Rule 144; and (c) take such further action as each Holder of Registrable Securities may reasonably request (including providing any information necessary to comply with Rules 144 and 144A), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by (i) Rule 144 or Rule 144A, as such rules may be amended from time to time, or (ii) any similar rules or regulations hereafter adopted by the Commission. The Company shall, upon the request of any Holder of Registrable Securities, deliver to such Holder a written statement as to whether it has complied with such requirements.

         6.2. AGREEMENT TO PERFORM NECESSARY ACTS. Each party agrees to perform any further acts and execute and deliver any documents which may be reasonably necessary to carry out the provisions and purposes of this Agreement.

7. CONDITIONS TO BUYER'S OBLIGATIONS. Buyer's obligations hereunder are subject to the fulfillment, on or before the Closing Date, of the following conditions (any of which may be waived in writing by Buyer):

         7.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained herein shall have been true and correct in all material respects as of the Closing Date.

         7.2. PERFORMANCE OF COVENANTS. Seller shall have performed and complied in all material respects with all covenants, agreements, terms and conditions and executed all documents required by this Agreement to be performed, complied with or executed by it prior to or on the Closing Date.

         7.3. INSTRUMENTS OF TRANSFER. Seller shall have delivered to Buyer a bill of sale in respect of the Furniture and Equipment and an assignment of the Receivables and Notes and Deeds of Trust and such other good and sufficient instruments of Transfer in form and substance satisfactory to Buyer and its counsel as shall be necessary to effectively Transfer all of the Seller's right, title and interest in the Assets to Buyer.

         7.4. NO GOVERNMENTAL OR OTHER PROCEEDING OR LITIGATION. No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby, and no suit, action, investigation, inquiry or proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

         7.5. APPROVAL AND CONSENTS. All permits, consents or approvals of applications to public authorities, federal, state or local, and all approvals of any third persons, the granting of which are necessary for the consummation of the transactions contemplated hereby shall have been obtained, including, but not limited to, all consents required by agencies and investors to the Transfer of the Mortgage Loans and Servicing Agreements.

         7.6. HOMEZIPR TRANSACTION. The HomeZipR Transaction shall close prior to or concurrent with the transactions under this Agreement.

8. CONDITIONS TO SELLER'S OBLIGATIONS. Seller's obligations hereunder are subject to the fulfillment, on or before the Closing Date, of the following conditions (any of which may be waived in writing by Seller):

         8.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained herein shall have been true and correct in all material respects as of the Closing Date.

         8.2. PERFORMANCE OF COVENANTS. Buyer shall have performed and complied in all material respects with all covenants, agreements, terms and conditions and executed all documents required by this Agreement to be performed, complied with or executed by it prior to or on the Closing Date.

         8.3. APPROVAL AND CONSENTS. All permits, consents or approvals of applications to public authorities, federal, state or local, and all approvals of any third persons, the granting of which are necessary for the consummation of the transactions contemplated hereby shall have been obtained, including, but not limited to, all consents required by agencies and investors to the Transfer of the Mortgage Loans and Servicing Agreements.

         8.4. HOMEZIPR TRANSACTION. The HomeZipR Transaction shall close prior to or concurrent with the transactions under this Agreement.

9.       INDEMNIFICATION.

         9.1. GENERAL. The parties hereto agree to indemnify, defend and hold harmless each other against and in respect of any and all claims, demands, losses, costs, expenses, liabilities and damages, including interest, penalties, and reasonable attorneys' fees, that either party shall incur or suffer which arise, result from or relate to any material inaccuracy in or material breach or nonfulfillment of any of the representations, warranties, covenants or agreements made by the other party in this Agreement, the Schedules and Exhibits hereto or in any other Document furnished to such party under this Agreement.

         9.2. PROCEDURES; RIGHTS TO SEPARATE COUNSEL. In the event either party receives a complaint, claim or other notice of any loss, claim or damage, liability or action, giving rise to a claim for indemnification under this Section 9, the party claiming indemnification shall promptly notify the other party of such complaint, notice, claim or action, and such indemnifying party shall have the right to investigate and defend any such loss, claim, damage, liability or action. The party claiming indemnification shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the party against whom indemnification is sought, unless the indemnifying party fails to promptly defend, in which case the fees and expenses of such separate counsel shall be borne by the party against whom indemnification is sought. In no event shall a party against whom indemnification is sought be obligated to indemnify the other for any settlement of any claim or action effected without the indemnifying party's prior written consent.

10.      GENERAL.

         10.1. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered personally or, if mailed, three (3) business days after having been mailed by registered or certified mail with return receipt requested, postage prepaid, addressed:

                           (a)      If to Buyer:

                                    MRI Medical Diagnostics, Inc.
                                    480 Camino Del Rio South, Suite 140
                                    San Diego, California  92108

                           (b)      If to Seller:

                                    Mortgage Capital Resource Corporation
                                    3 Hutton Centre, Suite 150
                                    Santa Ana, California  92707
                                    Attention: Roger W. Luby, Chief Executive
                                               Officer

or at such other address as shall have been furnished to the other in writing.

         10.2. SUCCESSORS AND ASSIGNS. Neither this Agreement nor the rights or obligations of Seller under this Agreement shall be assignable without the written consent of Buyer and any such purported assignment without the written consent of Buyer shall be void and with effect. Except as otherwise provided herein, this Agreement and all covenants and agreements contained herein shall be binding upon and inure to the benefit of the parties hereto, their respective successors, representatives and assigns.

         10.3. ATTORNEYS' FEES. If any legal action or any mutually agreed upon arbitration or other proceeding is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

         10.4. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof.

         10.5. MODIFICATION. This Agreement may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

         10.6. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of California.

         10.7. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which is an original but all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed on the day and year first hereinabove written.

                                   "SELLER"

                                   MORTGAGE CAPITAL RESOURCE CORPORATION,
                                   a California corporation


                                   By: /s/ Roger W. Luby
                                      ------------------------------------------
                                        Roger W. Luby Chief Executive Officer



                                   "BUYER"

                                   MRI MEDICAL DIAGNOSTICS, INC.,
                                   a Colorado corporation

                                   By:
                                      ------------------------------------------